UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 36131	46-3044956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Endurance International Group Holdings, Inc. (the “Company”) has scheduled its 2015 Annual Meeting of Stockholders for April 30, 2015 (the “Annual Meeting”). Further details regarding the Annual Meeting will be included in the Company’s proxy statement.

Because the Annual Meeting will be held on a date that is more than 30 days before the first anniversary of the Company’s 2014 Annual Meeting of Stockholders, the Company has set new deadlines for receipt of any stockholder proposals or director nominations for the Annual Meeting, in accordance with Company’s Amended and Restated Bylaws (the “Bylaws”) and Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”).

Stockholders may submit proposals for inclusion in the Company’s proxy statement for the Annual Meeting by sending their proposals to the Company’s principal executive offices at 10 Corporate Drive, Suite 300, Burlington, MA 01803. Any such proposals must be received no later than January 30, 2015 and must comply with the requirements of Rule 14a-8 and the Bylaws, as applicable.

If a stockholder of the Company wishes to present a proposal or nominate a director at the Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such proposal or nomination must be submitted to and received by the Company at its principal executive offices no later than January 30, 2015 and must comply with all applicable provisions of the Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Date: January 20, 2015	/s/ David C. Bryson
(Signature)
	Name: Title:	David C. Bryson Chief Legal Officer

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